UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2013

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

On October 2, 2013, Health Net Federal Services, LLC, a wholly owned subsidiary of Health Net, Inc. (collectively, the “Company”) that administers the Company’s T-3 contract (the “Contract”) with the U.S. Department of Defense under the TRICARE program in the North Region, received a notice (the “Notice”) from the Office of the Assistant Secretary of Defense, Health Affairs, Defense Health Agency (“DHA”) regarding certain modifications to the Contract as a result of the current federal government shutdown.

The Notice provides that, among other things, disbursements to reimburse the Company under the Contract are prohibited until DHA receives a signed appropriation, continuing resolution or other legal authority. The Notice further provides that once appropriated funding is received and added to the Contract, all payments due will be accelerated to comply with the payment terms of the Contract. In addition, interest will accrue for claims or invoices that are not paid in accordance with the Prompt Payment Act.

Under the Notice, DHA has apportioned an obligation of approximately two weeks (the “Obligation Period”) of funding under the Contract to ensure continuity of operations. During the Obligation Period, the Company expects to continue to receive claims from providers providing services to beneficiaries, which under the terms of the Contract are to be ultimately reimbursed or paid by DHA.  In the unlikely event that the federal government does not appropriate monies to allow such reimbursement or payment by DHA, the Company could be liable for such claims. The Company expects the aggregate amount of claims submitted during the Obligation Period to be approximately $106 million, and currently has sufficient working capital and credit capacity to fund the payment of such claims.

At this time, the Company does not believe that the impact of the delay in reimbursements by DHA during the Obligation Period will have a material adverse effect on the Company’s results of operations, financial position, cash flows or liquidity.

CAUTIONARY STATEMENTS: The Company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other reports, in presentations, press releases, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this report, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and regulation of health benefits and managed care operations, including the ultimate impact of the Affordable Care Act, which could materially adversely affect the Company’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), and require changes to the ways in which the Company does business; the Company’s ability to successfully participate in California’s Coordinated Care Initiative, the Affordable Care Act’s health insurance exchanges and/or Arizona’s Medicaid program; rising health care costs; the timing of collections on amounts receivable from state and federal governments and agencies, including collections of amounts owed under the T-3 contract; negative prior period claims reserve developments; continued slow economic growth or a further decline in the economy; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts and other risks and uncertainties affecting the Company’s Medicare or Medicaid businesses; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; failure to effectively oversee our third party vendors; noncompliance by the Company or the Company’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; liabilities incurred in connection with the Company’s divested operations; impairment of the Company’s goodwill or other intangible assets; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, and the other risks discussed in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the Company undertakes no obligation to address or publicly update any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

October 8, 2013	By:	/s/ Marie Montgomery

	Name:	Marie Montgomery
	Title:	Senior Vice President and Corporate Controller